Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Monday, May 6, 2024

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Strong First-Quarter Results; Positioned to Hit Top Half of 2024 Financial Guidance Range

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three months ended March 31, 2024.

Business continues to outperform; solid execution on accretive acquisitions and organic growth driving immediate returns
•GAAP net income of $631 million, or $0.52 per diluted share (EPS)
•Adjusted net income of $719 million, or $0.59 per diluted share (Adj. EPS) – up 5% vs. 1Q 2023
•Adjusted EBITDA of $1.934 billion – up $139 million or 8% vs. 1Q 2023
•Cash flow from operations (CFFO) of $1.234 billion
•Available funds from operations (AFFO) of $1.507 billion – up $62 million or 4% vs. 1Q 2023
•Dividend coverage ratio of 2.60x (AFFO basis)
•Record contracted transmission capacity of 33.9 Bcf/d – up 4.3% from 1Q 2023
•Strong 1Q performance driving expectations to top half of 2024 financial guidance range

Recent acquisitions and large roster of projects in execution building long-term value
•Closed acquisition of 6 storage facilities with total capacity of 115 Bcf across Louisiana and Mississippi, strategically located to serve growing LNG exports and power generation demand
•Placed Transco's Carolina Market Link into service 1Q 2024
•Received FERC notice to proceed on Transco's Commonwealth Energy Connector
•Commenced construction on Transco's Southside Reliability Enhancement and Southeast Energy Connector
•First phase of Transco's Regional Energy Access continued to deliver earnings with second phase on track to come online in 4Q 2024
•Received FERC certificate for Transco's Alabama Georgia Connector and Texas to Louisiana Energy Pathway
•Pre-filed FERC application for Transco's ~1.6 Bcf/d Southeast Supply Enhancement
•Continued execution of additional transmission, gathering & processing and Deepwater Gulf of Mexico projects

CEO Perspective
Alan Armstrong, president and chief executive officer, made the following comments:

“Our 8 percent higher Adjusted EBITDA was driven by the continued outperformance of our transmission, storage and gathering businesses, which delivered 13 percent higher Adjusted EBITDA compared to the same period last year. Contracted transmission capacity achieved another record in the first quarter and our Transco projects recently placed into service contributed additional fee-based revenues, as did our immediately accretive acquisitions, including the Gulf Coast storage portfolio that we closed in the quarter."

“Crisp execution by our teams in both integrating newly acquired assets and building large-scale organic projects has us on track to be in the top half of our original 2024 guidance range. As our natural gas-focused strategy continues to gain momentum, we are successfully executing a full slate of high return growth projects, with new regulatory milestones reached on seven of our FERC-regulated expansion projects so far this year and progressing on a healthy backlog of expansion opportunities to serve accelerating demand for natural gas.

Armstrong added, “Our track record of generating predictable, growing earnings in all market cycles underscores the value of Williams as a resilient, long-term investment with a strong dividend. We’ve built a business positioned for the future, and we’re leveraging our existing infrastructure and project development capabilities to serve rising domestic and global security needs, while lowering emissions and creating sustainable value for our shareholders.”

Williams Summary Financial Information	1Q
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2024		2023

GAAP Measures
Net Income	$631		$926
Net Income Per Share	$0.52		$0.76
Cash Flow From Operations	$1,234		$1,514

Non-GAAP Measures (1)
Adjusted EBITDA	$1,934		$1,795
Adjusted Net Income	$719		$684
Adjusted Earnings Per Share	$0.59		$0.56
Available Funds from Operations	$1,507		$1,445
Dividend Coverage Ratio	2.60	x	2.65	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.79	x	3.57	x
Capital Investments (Excluding Acquisitions) (3) (4)	$563		$525

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital Investments include increases to property, plant, and equipment (growth & maintenance capital), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) First-quarter 2024 capital excludes $1.851 billion for the acquisition of the Gulf Coast Storage assets, which closed in January 2024. First-quarter 2023 capital excludes $1.056 billion for the acquisition of MountainWest, which closed in February 2023.

GAAP Measures
First-quarter 2024 net income decreased by $295 million compared to the prior year reflecting an unfavorable change of $419 million in net unrealized gains/losses on commodity derivatives, higher net interest expense from recent debt issuances and retirements, as well as higher operating costs, depreciation and interest expense resulting from recent acquisitions. These unfavorable changes were partially offset by a $211 million increase in service revenues driven by acquisitions and expansion projects. The tax provision decreased primarily due to lower pretax income.

First-quarter 2024 cash flow from operations decreased compared to the prior year primarily due to unfavorable net changes in both working capital and derivative collateral requirements.
Non-GAAP Measures
First-quarter 2024 Adjusted EBITDA increased by $139 million over the prior year, driven by the previously described favorable net contributions from acquisitions and expansion projects.

First-quarter 2024 Adjusted Net Income improved by $35 million over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives and the related income tax effects.

First-quarter Available Funds From Operations (AFFO) increased by $62 million compared to the prior year primarily due to the change in operating results exclusive of non-cash items.

Business Segment Results & Form 10-Q
Williams' operations are comprised of the following reportable segments: Transmission & Gulf of Mexico, Northeast G&P, West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's first-quarter 2024 Form 10-Q.

	First Quarter
Amounts in millions	Modified EBITDA			Adjusted EBITDA
	1Q 2024	1Q 2023	Change	1Q 2024	1Q 2023	Change
Transmission & Gulf of Mexico	$829	$715	$114	$839	$728	$111
Northeast G&P	504	470	34	504	470	34
West	327	304	23	328	286	42
Gas & NGL Marketing Services	101	567	(466)	189	231	(42)
Other	76	74	2	74	80	(6)
Total	$1,837	$2,130	($293)	$1,934	$1,795	$139

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission & Gulf of Mexico
First-quarter 2024 Modified and Adjusted EBITDA improved compared to the prior year driven by favorable net contributions from the Gulf Coast Storage and MountainWest acquisitions and the Regional Energy Access expansion project. Modified EBITDA for both periods was impacted by one-time acquisition costs, which are excluded from Adjusted EBITDA.

Northeast G&P
First-quarter 2024 Modified and Adjusted EBITDA increased over the prior year driven by higher rates and volumes at Susquehanna Supply Hub, higher rates at Cardinal, and higher contribution from our Aux Sable investment, partially offset by lower volumes at Ohio Valley Midstream.

West
First-quarter 2024 Modified and Adjusted EBITDA increased compared to the prior year benefiting from the DJ Basin Acquisitions and improved commodity margins reflecting favorable changes in shrink prices related to the absence of a short-term gas price spike at Opal in 2023, partially offset by lower realized gains on natural gas hedges. Modified EBITDA was also impacted by the absence of a 2023 favorable contract settlement, which is excluded from Adjusted EBITDA.

Gas & NGL Marketing Services
First-quarter 2024 Modified EBITDA decreased from the prior year primarily reflecting lower commodity marketing margins and a $427 million net unfavorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

2024 Financial Guidance
After our strong first-quarter performance, Williams expects Adjusted EBITDA at the top half of its 2024 guidance range of $6.8 billion and $7.1 billion. The company continues to expect 2024 growth capex between $1.45 billion and $1.75 billion and maintenance capex between $1.1 billion and $1.3 billion, which includes capital of $350 million for emissions reduction and modernization initiatives. For 2025, the company continues to expect Adjusted EBITDA between $7.2 billion and $7.6 billion with growth capex between $1.65 billion and $1.95 billion and maintenance capex between $750 million and $850 million, which includes capital of $100 million based on midpoint for emissions reduction and modernization initiatives. Williams continues to anticipate a leverage ratio midpoint for 2024 of 3.85x and has increased the dividend by 6.1% on an annualized basis to $1.90 in 2024 from $1.79 in 2023.

Williams' First-Quarter 2024 Materials to be Posted Shortly; Q&A Webcast Scheduled for Tomorrow
Williams' first-quarter 2024 earnings presentation will be posted at www.williams.com. The company's first-quarter 2024 earnings conference call and webcast with analysts and investors is scheduled for Tuesday, May 7, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). Participants who wish to join the call by phone must register using the following link: https://register.vevent.com/register/BI2af82b1f777e448892c40bafefdffe05

A webcast link to the conference call will be provided on Williams' Investor Relations website. A replay of the webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably, and responsibly meeting growing energy demand. We use our 33,000-mile pipeline infrastructure to move a third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future – by powering the global economy while delivering immediate emissions reductions within our natural gas network and investing in new energy technologies. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(Millions, except per-share amounts)
Revenues:
Service revenues	$1,905	$1,694
Service revenues – commodity consideration	30	36
Product sales	845	845
Net gain (loss) from commodity derivatives	(9)	506
Total revenues	2,771	3,081
Costs and expenses:
Product costs	526	553
Net processing commodity expenses	5	54
Operating and maintenance expenses	511	463
Depreciation and amortization expenses	548	506
Selling, general, and administrative expenses	186	176
Other (income) expense – net	(17)	(31)
Total costs and expenses	1,759	1,721
Operating income (loss)	1,012	1,360
Equity earnings (losses)	137	147
Other investing income (loss) – net	24	8
Interest expense	(349)	(294)
Other income (expense) – net	31	20
Income (loss) before income taxes	855	1,241
Less: Provision (benefit) for income taxes	193	284
Net income (loss)	662	957
Less: Net income (loss) attributable to noncontrolling interests	30	30
Net income (loss) attributable to The Williams Companies, Inc.	632	927
Less: Preferred stock dividends	1	1
Net income (loss) available to common stockholders	$631	$926
Basic earnings (loss) per common share:
Net income (loss) available to common stockholders	$.52	$.76
Weighted-average shares (thousands)	1,218,155	1,219,465
Diluted earnings (loss) per common share:
Net income (loss) available to common stockholders	$.52	$.76
Weighted-average shares (thousands)	1,222,222	1,225,781

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	March 31,	December 31,
	2024	2023
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$667	$2,150
Trade accounts and other receivables (net of allowance of $3 at March 31, 2024 and December 31, 2023)	1,355	1,655
Inventories	239	274
Derivative assets	173	239
Other current assets and deferred charges	176	195
Total current assets	2,610	4,513
Investments	4,639	4,637
Property, plant and equipment	54,305	51,842
Accumulated depreciation and amortization	(17,854)	(17,531)
Property, plant, and equipment – net	36,451	34,311
Intangible assets – net of accumulated amortization	7,496	7,593
Regulatory assets, deferred charges, and other	1,551	1,573
Total assets	$52,747	$52,627

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,042	$1,379
Derivative liabilities	75	105
Accrued and other current liabilities	1,077	1,284
Commercial paper	—	725
Long-term debt due within one year	2,787	2,337
Total current liabilities	4,981	5,830
Long-term debt	24,100	23,376
Deferred income tax liabilities	4,001	3,846
Regulatory liabilities, deferred income, and other	4,735	4,684
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at March 31, 2024 and December 31, 2023; 35,000 shares issued at March 31, 2024 and December 31, 2023)	35	35
Common stock ($1 par value; 1,470 million shares authorized at March 31, 2024 and December 31, 2023; 1,258 million shares issued at March 31, 2024 and 1,256 million shares issued at December 31, 2023)	1,258	1,256
Capital in excess of par value	24,564	24,578
Retained deficit	(12,238)	(12,287)
Accumulated other comprehensive income (loss)	10	—
Treasury stock, at cost (39 million shares at March 31, 2024 and December 31, 2023 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,449	12,402
Noncontrolling interests in consolidated subsidiaries	2,481	2,489
Total equity	14,930	14,891
Total liabilities and equity	$52,747	$52,627

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$662	$957
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation and amortization	548	506
Provision (benefit) for deferred income taxes	152	283
Equity (earnings) losses	(137)	(147)
Distributions from equity-method investees	188	208
Net unrealized (gain) loss from commodity derivative instruments	92	(327)
Inventory write-downs	4	18
Amortization of stock-based awards	24	17
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	314	1,269
Inventories	34	27
Other current assets and deferred charges	9	(4)
Accounts payable	(309)	(1,017)
Accrued and other current liabilities	(218)	(318)
Changes in current and noncurrent commodity derivative assets and liabilities	(68)	82
Other, including changes in noncurrent assets and liabilities	(61)	(40)
Net cash provided (used) by operating activities	1,234	1,514
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	(723)	(352)
Proceeds from long-term debt	2,099	1,502
Payments of long-term debt	(1,012)	(7)
Payments for debt issuance costs	(16)	(8)
Proceeds from issuance of common stock	5	3
Purchases of treasury stock	—	(74)
Common dividends paid	(579)	(546)
Dividends and distributions paid to noncontrolling interests	(64)	(54)
Contributions from noncontrolling interests	26	3
Other – net	(17)	(17)
Net cash provided (used) by financing activities	(281)	450
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(544)	(545)
Dispositions - net	5	(7)
Purchases of businesses, net of cash acquired	(1,851)	(1,056)
Purchases of and contributions to equity-method investments	(52)	(39)
Other – net	6	8
Net cash provided (used) by investing activities	(2,436)	(1,639)
Increase (decrease) in cash and cash equivalents	(1,483)	325
Cash and cash equivalents at beginning of year	2,150	152
Cash and cash equivalents at end of period	$667	$477
_________
(1) Increases to property, plant, and equipment	$(509)	$(484)
Changes in related accounts payable and accrued liabilities	(35)	(61)
Capital expenditures	$(544)	$(545)

Transmission & Gulf of Mexico
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Regulated interstate natural gas transportation, storage, and other revenues (1)	$774	$786	$794	$822	$3,176	$836
Gathering, processing, storage and transportation revenues	100	104	114	100	418	137
Other fee revenues (1)	6	8	5	4	23	12
Commodity margins	10	8	7	8	33	9
Operating and administrative costs (1)	(254)	(254)	(257)	(270)	(1,035)	(254)
Other segment income (expenses) - net (1)	26	31	36	26	119	43
Gain on sale of business	—	—	130	(1)	129	—
Proportional Modified EBITDA of equity-method investments	53	48	52	52	205	46
Modified EBITDA	715	731	881	741	3,068	829
Adjustments	13	17	(127)	11	(86)	10
Adjusted EBITDA	$728	$748	$754	$752	$2,982	$839

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.3	13.2	14.0	14.0	13.9	14.6
Avg. daily firm reserved capacity (MMdth)	19.5	19.4	19.4	19.3	19.4	20.3
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.3	2.3	2.8	2.6	3.1
Avg. daily firm reserved capacity (MMdth)	3.8	3.8	3.8	3.8	3.8	3.8
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.2	3.2	3.8	4.2	3.9	4.3
Avg. daily firm reserved capacity (MMdth)	7.8	7.5	7.5	7.9	7.7	8.4
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Consolidated (4)
Gathering volumes (Bcf/d)	0.28	0.23	0.27	0.27	0.26	0.25
Plant inlet natural gas volumes (Bcf/d)	0.43	0.40	0.46	0.46	0.44	0.45
NGL production (Mbbls/d)	28	24	28	26	27	28
NGL equity sales (Mbbls/d)	7	5	6	5	6	5
Crude oil transportation volumes (Mbbls/d)	119	111	134	130	123	118
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27
Plant inlet natural gas volumes (Bcf/d)	0.36	0.30	0.36	0.33	0.34	0.27
NGL production (Mbbls/d)	28	21	30	28	27	15
NGL equity sales (Mbbls/d)	8	3	8	7	7	3

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the MountainWest Acquisition transmission assets after the purchase on February 14, 2023, including 100% of the volumes associated with the operated equity-method investment White River Hub, LLC. Average volumes were calculated over the period owned.
(4) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(5) Includes 100% of the volumes associated with operated equity-method investments, including Discovery Producer Services.

Northeast G&P
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Gathering, processing, transportation, and fractionation revenues	$391	$431	$417	$411	$1,650	$411
Other fee revenues (1)	32	27	27	28	114	34
Commodity margins	5	(1)	7	1	12	11
Operating and administrative costs (1)	(101)	(101)	(115)	(107)	(424)	(108)
Other segment income (expenses) - net	—	—	(1)	(9)	(10)	(1)
Proportional Modified EBITDA of equity-method investments	143	159	119	153	574	157
Modified EBITDA	470	515	454	477	1,916	504
Adjustments	—	—	31	8	39	—
Adjusted EBITDA	$470	$515	$485	$485	$1,955	$504

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.42	4.61	4.41	4.37	4.45	4.33
Plant inlet natural gas volumes (Bcf/d)	1.92	1.79	1.93	1.93	1.89	1.76
NGL production (Mbbls/d)	144	135	144	133	139	133
NGL equity sales (Mbbls/d)	1	1	—	1	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.97	7.03	6.83	6.85	6.92	6.79
Plant inlet natural gas volumes (Bcf/d)	0.77	0.93	0.99	1.01	0.93	0.98
NGL production (Mbbls/d)	54	64	71	69	65	72
NGL equity sales (Mbbls/d)	4	5	4	4	4	3

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership and Blue Racer Midstream which we operate effective January 1, 2024; and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Net gathering, processing, transportation, storage, and fractionation revenues	$382	$373	$371	$397	$1,523	$421
Other fee revenues (1)	5	7	4	8	24	8
Commodity margins	(24)	18	21	19	34	12
Operating and administrative costs (1)	(115)	(122)	(122)	(144)	(503)	(139)
Other segment income (expenses) - net	23	(7)	(4)	(14)	(2)	—
Proportional Modified EBITDA of equity-method investments	33	43	45	41	162	25
Modified EBITDA	304	312	315	307	1,238	327
Adjustments	(18)	—	—	16	(2)	1
Adjusted EBITDA	$286	$312	$315	$323	$1,236	$328

Statistics for Operated Assets
Gathering and Processing
Consolidated (2) (4)
Gathering volumes (Bcf/d) (3)	5.47	5.51	5.60	6.03	6.02	5.75
Plant inlet natural gas volumes (Bcf/d)	0.92	1.06	1.12	1.63	1.54	1.52
NGL production (Mbbls/d)	25	40	61	99	91	87
NGL equity sales (Mbbls/d)	6	16	22	14	14	6
Non-consolidated (5)
Gathering volumes (Bcf/d)	0.32	0.33	0.33	—	—	—
Plant inlet natural gas volumes (Bcf/d)	0.32	0.32	0.32	—	—	—
NGL production (Mbbls/d)	37	38	38	—	—	—
NGL and Crude Oil Transportation volumes (Mbbls/d) (6)	161	217	244	250	218	220

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Excludes volumes associated with equity-method investments that are not consolidated in our results.
(3) Includes 100% of the volumes associated with the Cureton Acquisition gathering assets after the purchase on November 30, 2023. Average volumes were calculated over the period owned.
(4) Volumes associated with the Rocky Mountain Midstream (RMM) assets for 4th Qtr 2023 and Year 2023 are presented entirely in the Consolidated section. We acquired the remaining 50 percent of RMM on November 30, 2023.
(5) Includes 100% of the volumes associated with operated equity-method investment RMM through 3rd Qtr 2023.
(6) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), RMM (see Note 4 above) as well as volumes for our consolidated Bluestem pipeline.

Gas & NGL Marketing Services
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Commodity margins	$265	$(2)	$38	$88	$389	$236
Other fee revenues	1	—	—	—	1	—
Net unrealized gain (loss) from derivative instruments	333	94	24	208	659	(95)
Operating and administrative costs	(32)	(24)	(19)	(24)	(99)	(40)
Modified EBITDA	567	68	43	272	950	101
Adjustments	(336)	(84)	(27)	(203)	(650)	88
Adjusted EBITDA	$231	$(16)	$16	$69	$300	$189

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.24	6.56	7.31	7.11	7.05	7.53
NGLs (Mbbls/d)	234	239	245	173	223	170

Other
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Service revenues	$3	$5	$4	$4	$16	$4
Net realized product sales	120	97	127	145	489	113
Net unrealized gain (loss) from derivative instruments	(6)	(11)	(1)	19	1	3
Operating and administrative costs	(48)	(54)	(58)	(65)	(225)	(51)
Other segment income (expenses) - net	5	5	10	8	28	7
Net gain from Energy Transfer litigation judgment	—	—	—	534	534	—
Proportional Modified EBITDA of equity-method investments	—	(1)	(1)	—	(2)	—
Modified EBITDA	74	41	81	645	841	76
Adjustments	6	11	1	(553)	(535)	(2)
Adjusted EBITDA	$80	$52	$82	$92	$306	$74

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.26	0.29	0.31	0.30	0.29	0.28
NGLs (Mbbls/d)	3	6	9	10	7	8
Crude Oil (Mbbls/d)	1	3	5	7	4	5

Capital Expenditures and Investments
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr*	Year*	1st Qtr

Capital expenditures:
Transmission & Gulf of Mexico	$205	$263	$382	$404	$1,254	$310
Northeast G&P	99	74	115	71	359	71
West	169	197	141	121	628	120
Other	72	76	52	75	275	43
Total (1)	$545	$610	$690	$671	$2,516	$544

Purchases of and contributions to equity-method investments:
Transmission & Gulf of Mexico	$8	$18	$6	$9	$41	$27
Northeast G&P	31	12	4	52	99	25
West	—	—	1	—	1	—
Other	—	—	—	—	—	—
Total	$39	$30	$11	$61	$141	$52

Summary:
Transmission & Gulf of Mexico	$213	$281	$388	$413	$1,295	$337
Northeast G&P	130	86	119	123	458	96
West	169	197	142	121	629	120
Other	72	76	52	75	275	43
Total	$584	$640	$701	$732	$2,657	$596

Capital investments:
Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509
Purchases of businesses, net of cash acquired	1,056	(3)	(29)	544	1,568	1,851
Purchases of and contributions to equity-method investments	39	30	11	61	141	52
Purchases of other long-term investments	2	1	2	1	6	2
Total	$1,581	$712	$776	$1,210	$4,279	$2,414

(1) Increases to property, plant, and equipment	$484	$684	$792	$604	$2,564	$509
Changes in related accounts payable and accrued liabilities	61	(74)	(102)	67	(48)	35
Capital expenditures	$545	$610	$690	$671	$2,516	$544

Contributions from noncontrolling interests	$3	$15	$—	$—	$18	$26
Contributions in aid of construction	$11	$7	$2	$8	$28	$10
Proceeds from sale of business	$—	$—	$348	$(2)	$346	$—

* Certain amounts for the fourth quarter of 2023 were revised to agree to final reported amounts.

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as net income (loss) excluding the effect of certain noncash items, reduced by distributions from equity-method investees, net distributions to noncontrolling interests, and preferred dividends. AFFO may also be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2023					2024
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$926	$547	$654	$1,146	$3,273	$631

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.76	$.45	$.54	$.94	$2.68	$.52
Adjustments:
Transmission & Gulf of Mexico
MountainWest acquisition and transition-related costs	$13	$17	$3	$9	$42	$—
Gulf Coast Storage acquisition and transition-related costs*	—	—	—	1	1	10
Gain on sale of business	—	—	(130)	1	(129)	—
Total Transmission & Gulf of Mexico adjustments	13	17	(127)	11	(86)	10
Northeast G&P
Accrual for loss contingency	—	—	—	10	10	—
Our share of accrual for loss contingency at Aux Sable Liquid Products LP	—	—	31	(2)	29	—
Total Northeast G&P adjustments	—	—	31	8	39	—
West
Cureton acquisition and transition-related costs*	—	—	—	6	6	1
Gain from contract settlement	(18)	—	—	—	(18)	—
Impairment of assets held for sale	—	—	—	10	10	—
Total West adjustments	(18)	—	—	16	(2)	1
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(3)	10	(3)	5	9	(6)
Net unrealized (gain) loss from derivative instruments	(333)	(94)	(24)	(208)	(659)	94
Total Gas & NGL Marketing Services adjustments	(336)	(84)	(27)	(203)	(650)	88
Other
Net unrealized (gain) loss from derivative instruments	6	11	1	(19)	(1)	(2)
Net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—
Total Other adjustments	6	11	1	(553)	(535)	(2)
Adjustments included in Modified EBITDA	(335)	(56)	(122)	(721)	(1,234)	97
Adjustments below Modified EBITDA
Gain on remeasurement of RMM investment	—	—	—	(30)	(30)	—
Imputed interest expense on deferred consideration obligations*	—	—	—	—	—	12
Amortization of intangible assets from Sequent acquisition	15	14	15	15	59	7
	15	14	15	(15)	29	19
Total adjustments	(320)	(42)	(107)	(736)	(1,205)	116
Less tax effect for above items	78	10	25	178	291	(28)
Adjustments for tax-related items (2)	—	—	(25)	—	(25)	—
Adjusted income from continuing operations available to common stockholders	$684	$515	$547	$588	$2,334	$719
Adjusted income from continuing operations - diluted earnings per common share (1)	$.56	$.42	$.45	$.48	$1.91	$.59
Weighted-average shares - diluted (thousands)	1,225,781	1,219,915	1,220,073	1,221,894	1,221,616	1,222,222
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The third quarter of 2023 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts for the 2024 periods are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2023					2024
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$957	$494	$684	$1,168	$3,303	$662
Provision (benefit) for income taxes	284	175	176	370	1,005	193
Interest expense	294	306	314	322	1,236	349
Equity (earnings) losses	(147)	(160)	(127)	(155)	(589)	(137)
Other investing (income) loss - net	(8)	(13)	(24)	(63)	(108)	(24)
Proportional Modified EBITDA of equity-method investments	229	249	215	246	939	228
Depreciation and amortization expenses	506	515	521	529	2,071	548
Accretion expense associated with asset retirement obligations for nonregulated operations	15	14	14	16	59	18
(Income) loss from discontinued operations, net of tax	—	87	1	9	97	—
Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837

Transmission & Gulf of Mexico	$715	$731	$881	$741	$3,068	$829
Northeast G&P	470	515	454	477	1,916	504
West	304	312	315	307	1,238	327
Gas & NGL Marketing Services	567	68	43	272	950	101
Other	74	41	81	645	841	76
Total Modified EBITDA	$2,130	$1,667	$1,774	$2,442	$8,013	$1,837

Adjustments (1):
Transmission & Gulf of Mexico	$13	$17	$(127)	$11	$(86)	$10
Northeast G&P	—	—	31	8	39	—
West	(18)	—	—	16	(2)	1
Gas & NGL Marketing Services	(336)	(84)	(27)	(203)	(650)	88
Other	6	11	1	(553)	(535)	(2)
Total Adjustments	$(335)	$(56)	$(122)	$(721)	$(1,234)	$97

Adjusted EBITDA:
Transmission & Gulf of Mexico	$728	$748	$754	$752	$2,982	$839
Northeast G&P	470	515	485	485	1,955	504
West	286	312	315	323	1,236	328
Gas & NGL Marketing Services	231	(16)	16	69	300	189
Other	80	52	82	92	306	74
Total Adjusted EBITDA	$1,795	$1,611	$1,652	$1,721	$6,779	$1,934

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2023					2024
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr**	Year**	1st Qtr

Net cash provided (used) by operating activities	$1,514	$1,377	$1,234	$1,813	$5,938	$1,234
Exclude: Cash (provided) used by changes in:
Accounts receivable	(1,269)	(154)	128	206	(1,089)	(314)
Inventories, including write-downs	(45)	(19)	7	14	(43)	(38)
Other current assets and deferred charges	4	(28)	29	(65)	(60)	(9)
Accounts payable	1,017	203	(148)	(63)	1,009	309
Accrued and other current liabilities	318	(246)	42	(95)	19	218
Changes in current and noncurrent commodity derivative assets and liabilities	(82)	(37)	(53)	(28)	(200)	68
Other, including changes in noncurrent assets and liabilities	40	47	53	106	246	61
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)
Dividends and distributions paid to noncontrolling interests	(54)	(58)	(62)	(39)	(213)	(64)
Contributions from noncontrolling interests	3	15	—	—	18	26
Adjustment to exclude litigation-related charges in discontinued operations	—	115	1	9	125	—
Adjustment to exclude net gain from Energy Transfer litigation judgment	—	—	—	(534)	(534)	—
Additional Adjustments *	—	—	—	—	—	17
Available funds from operations	$1,445	$1,215	$1,230	$1,323	$5,213	$1,507

Common dividends paid	$546	$545	$544	$544	$2,179	$579

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.65	2.23	2.26	2.43	2.39	2.60

* See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income.
** Certain amounts for the fourth quarter of 2023 were revised to agree to final reported amounts, with no impact to previously reported AFFO for that period.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)

	2024 Guidance			2025 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High	Low	Mid	High

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Provision (benefit) for income taxes	670	695	720	735	785	835
Interest expense		1,380			1,390
Equity (earnings) losses		(535)			(610)
Proportional Modified EBITDA of equity-method investments		895			990
Depreciation and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,270			2,325
Other		(6)			(8)
Modified EBITDA	$6,768	$6,918	$7,068	$7,195	$7,395	$7,595
EBITDA Adjustments		32			5
Adjusted EBITDA	$6,800	$6,950	$7,100	$7,200	$7,400	$7,600

Net income (loss) from continuing operations	$2,094	$2,219	$2,344	$2,373	$2,523	$2,673
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		115			115
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$1,979	$2,104	$2,229	$2,258	$2,408	$2,558

Adjustments:
Adjustments included in Modified EBITDA (1)		32			5
Adjustments below Modified EBITDA (2)		29			18
Allocation of adjustments to noncontrolling interests		—			—
Total adjustments		61			23
Less tax effect for above items		(15)			(6)
Adjusted income from continuing operations available to common stockholders	$2,025	$2,150	$2,275	$2,275	$2,425	$2,575
Adjusted income from continuing operations - diluted earnings per common share	$1.65	$1.76	$1.86	$1.85	$1.97	$2.10
Weighted-average shares - diluted (millions)		1,224			1,228

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$5,125	$5,250	$5,375	$5,295	$5,445	$5,595
Preferred dividends paid		(3)			(3)
Dividends and distributions paid to noncontrolling interests		(215)			(235)
Contributions from noncontrolling interests		18			18
Available funds from operations (AFFO)	$4,925	$5,050	$5,175	$5,075	$5,225	$5,375
AFFO per common share	$4.02	$4.13	$4.23	$4.13	$4.25	$4.38
Common dividends paid		$2,320		5%-7% Dividend growth
Coverage Ratio (AFFO/Common dividends paid)	2.12x	2.18x	2.23x		~2.12x

(1) Adjustments reflect transaction and transition costs of acquisitions
(2) Adjustments reflect amortization of intangible assets from Sequent acquisition

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of our business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for our services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Our exposure to the credit risk of our customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•Whether we are able to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•Whether we will be able to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to our environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East, including between Israel and Hamas and conflicts involving Iran and its proxy forces;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 21, 2024, and as may be supplemented by disclosures in Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q.

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